Exhibit 5.1

September 12, 2019

International Money Express, Inc.
9480 South Dixie Highway,
Miami, Florida 33156

Re:	International Money Express, Inc. Registration Statement on Form S-3 (File No. 333-232888)

Ladies and Gentlemen:

We have acted as counsel to International Money Express, Inc., a Delaware corporation (the “Company”), in connection with the above-captioned Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on September 6, 2019, the related prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement, dated September 12, 2019, and filed with the Commission pursuant to Rule 424(b)(4) of the Rules and Regulations of the Securities Act (the “Prospectus Supplement”).  The Base Prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus.” The Prospectus relates to the offering of 6,000,000 shares (including the over-allotment option) of common stock of the Company, par value $0.0001 per share (“Stockholder Shares”), by the selling stockholders identified in the Prospectus Supplement to the underwriters. The Stockholder Shares are to be sold as described in the Registration Statement and the Prospectus.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K,  17 C.F.R. § 229.601(b)(5), promulgated under the Securities Act, in connection with the Registration Statement.

In connection with the opinion expressed herein, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of following: (a) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Second Amended and Restated Bylaws of the Company (the “Bylaws”), in each case as presently in effect as of the date hereof; (b) the Registration Statement, including all exhibits thereto, (c) the Prospectus; and (d) such other agreements, certificates and documents of public officials, officers and other representatives of the Company as we have deemed necessary as a basis for our opinions set forth below.

In rendering the opinions set forth below, we have assumed without independent investigation or verification (i) the genuineness of all signatures on all documents, (ii) the legal capacity of all natural persons executing such documents, (iii) the authenticity of all documents submitted to us as originals,(iv)  the conformity to original documents of all documents submitted to us as certified or photostatic copies (including telecopies and electronic files), (v) the authenticity of all documents submitted to us as originals, and (vi) the accuracy and completeness of the corporate records made available to us by the Company, including that due notice of the meetings was duly given or waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.  In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect thereof with respect to all parties. As to any facts material to the opinion expressed below, we also have relied upon, without independent verification or investigation of the accuracy or completeness thereof, certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

This opinion letter is limited to the present laws of the General Corporation Law of the State of Delaware.  We express no opinion as to the laws of any other jurisdiction, and we render no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of or with respect to any county, municipality or subdivision or other local authority of any jurisdiction.

This opinion is limited to the laws in effect as of the date and we undertake no responsibility to update or supplement this opinion after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Commission for incorporation by reference into the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus which forms a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

CARLTON FIELDS, P.A.

By:	/s/	Richard A. Denmon
Richard A. Denmon